As filed with the Securities and Exchange Commission on August 4, 2026.	File No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BlueLinx Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0627356
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1950 Spectrum Circle, Suite 300
Marietta, GA 30067
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

BLUELINX HOLDINGS INC. 2021 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Christin C. Lumpkin	Copies to:
General Counsel and Corporate Secretary	Justin B. Heineman
BlueLinx Holdings Inc.	Kilpatrick Townsend & Stockton LLP
1950 Spectrum Circle, Suite 300	1100 Peachtree Street, N.E., Suite 2800
Marietta, Georgia 30067	Atlanta, Georgia 30309
(770) 953-7000	(404) 815-6500
(Name, Address, and Telephone Number,
Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by BlueLinx Holdings Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 750,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), under the Registrant’s 2021 Long-Term Incentive Plan (the “2021 Plan”) that became reserved and available for issuance following approval by the Registrant’s stockholders of the First Amendment to the 2021 Plan on May 14, 2026.

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-256642) on May 28, 2021, with respect to the shares of Common Stock previously reserved for issuance under the 2021 Plan (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, the contents of the Prior Registration Statement relating to the Plan are incorporated by reference in this Registration Statement, to the extent not replaced hereby.

ITEM 8.	EXHIBITS.

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of BlueLinx, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 20, 2015).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of BlueLinx Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 13, 2016).

4.3	Third Amended and Restated ByLaws of BlueLinx Holdings Inc., dated November 15, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 21, 2023).

4.4	Amendment to Third Amended and Restated ByLaws of BlueLinx Holdings Inc., dated February 3, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 6, 2026).

5.1	Opinion of Kilpatrick Townsend & Stockton LLP as to the legality of the securities to be issued (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Kilpatrick Townsend & Stockton LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included in signature pages to this Registration Statement).

99.1	BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2021).

99.2	First Amendment to the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2026).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on this 3rd day of August, 2026.

BlueLinx Holdings Inc.

By:	/s/ Shyam K. Reddy
Shyam K. Reddy
President and Chief Executive Officer

We, the undersigned directors and officers of BlueLinx Holdings Inc. hereby severally constitute and appoint Shyam K. Reddy, C. Kelly Wall, and Christin C. Lumpkin, or any of them, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said attorney and agent may deem necessary or advisable to enable BlueLinx Holdings Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission; and we hereby approve, ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date
/s/ Shyam K. Reddy	August 3, 2026
Shyam K. Reddy
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ C. Kelly Wall	August 3, 2026
C. Kelly Wall
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ Kimberly DeBrock	August 3, 2026
Kimberly DeBrock, Vice President and Chief Accounting Officer
(Principal Accounting Officer)

/s/ Kim S. Fennebresque	August 3, 2026
Kim S. Fennebresque, Chairman

/s/ Anuj Dhanda	August 3, 2026
Anuj Dhanda, Director

/s/ Christina M. Corley	August 3, 2026
Christina M. Corley, Director

/s/ Keith A. Haas	August 3, 2026
Keith A. Haas, Director

/s/ Mitchell B. Lewis	August 3, 2026
Mitchell B. Lewis, Director

/s/ J. David Smith	August 3, 2026
J. David Smith, Director

/s/ Carol B. Yancey	August 3, 2026
Carol B. Yancey, Director

/s/ Marietta Edmunds Zakas	August 3, 2026
Marietta Edmunds Zakas, Director

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